                                                                Exhibit 4.1



                                                                  Shares
Number                                                     ***Number of shares
                                                               represented by
 1                                                             certificate***

             Incorporated under the laws of the State of Delaware

                       Pitney Bowes Office Systems, Inc.

          ***Number of Shares of authorized stock*** $$.01 Par Value
                                 Common Stock

   This is to certify that       Pitney Bowes Inc.          is the owner of
                           _______________________________

              ***[Number of shares represented by certificate]***
_______________________________________________________________________________
            Fully Paid and Non-Assessable Shares of Common Stock of
                       Pitney Bowes Office Systems, Inc.

transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated ____ day of ____, 2001


_________________________                               ________________________
Marc C. Breslawsky                                      Mark S. Flynn

      A full statement of the description, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights, will be supplied to the holder thereof without charge on request to the Secretary of Pitney Bowes Office Systems, Inc., 100 Oakview Drive, Trumbull, Connecticut 06611, or to the Transfer Agent named on the face thereof.

      The certificate also evidences and entitles the holder hereof to certain Rights as set forth in a rights agreement (the "Rights Agreement"), between Pitney Bowes Office Systems, Inc. and EquiServe Trust Company, N.A. (the "Successor Rights Agent"), dated ________________, as amended, the terms of which are hereby incorporated herein by reference and a copy of which is on file at Pitney Bowes Office Systems, Inc., 100 Oakview Drive, Trumbull, Connecticut 06611. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate, Pitney Bowes Office Systems, Inc. will mail or cause to be mailed to the holder of this certificate a copy of the Rights Agreement without charge promptly following receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in Section ______ of the Rights Agreement) and any subsequent holder of such Rights may become null and void.


         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM      -- as tenants in common         UNIF GIFT MIN ACT  --       Custodian
                                                                  -----------------------------
TEN ENT      -- as tenants by the entireties                     (Cust)                  (Minor)

JT TEN       -- as joint tenants with right of                   under Uniform Gifts to Minors
                surviorship and not as tenants in
                common                                           Act..................................
                                                                              (State)


    Additional abbreviations may also be used though not in the above list.


     For value received, ________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

  IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------

-------------------------------------------


 _______________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_________________________________________________________________________Shares
represented by the within Certificate, and do hereby irrevocable constitute and appoint

_______________________________________________________________________Attorney
to transfer the said shares on the books of the Company with full power of substitution in the premises.

     Dated_______________200__

In the presence of ___________________________  ________________________________